                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                          THE SECURITIES ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  NOVEMBER 5, 1997

                          NEUROMEDICAL SYSTEMS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    Delaware                 0-26984                   13-3526980
(State or other       (Commission File No.)       (I.R.S. Employer
jurisdiction                                      Identification No.)
of incorporation



Two Executive Boulevard, Suite 306
      Suffern, New York                             10901-4164
(Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code: (914) 368-3600
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ITEM 5.
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NEUROMEDICAL SYSTEMS, INC. ANNOUNCES APPOINTMENT OF PAUL SOHMER, M.D. AS NEW
CHIEF EXECUTIVE OFFICER AND C. RAYMOND LARKIN, JR. AS CHAIRMAN OF THE BOARD

     Neuromedical Systems, Inc. (the "Company") today announced the appointment of Paul Sohmer, M.D. as President and Chief Executive Officer of the Company, and C. Raymond Larkin, Jr., as the non-executive Chairman of the Board.

     Dr. Sohmer brings to the Company years of experience and expertise in both management and laboratory medicine. From 1993 to 1996, Dr. Sohmer was President of Genetrix, Inc., the largest privately-owned U.S. genetics services company. In this position he executed a turnaround for Genetrix, and created significant stockholder value. Following the sale of Genetrix to Genzyme Corporation, Dr. Sohmer has been providing consulting services to the investment community and industry, and has evaluated investment and strategic opportunities presented by early and mid-stage technology and specialty care companies.

     From 1991 through 1992, Dr. Sohmer served as the Corporate Vice President of Professional Services and President of the Professional Services Organization for the Nichols Institute, a clinical laboratory company. In this position, Dr. Sohmer was responsible for marketing, sales, information services and clinical studies.

     From 1985 to 1991, Sohmer was President and Chief Executive Officer of the Pathology Institute, a reference laboratory located in Berkeley, California. Under his leadership, the Pathology Institute engineered the market introduction of new diagnostic technologies, including the first commercial introduction of polymerase chain reaction (PCR).

     Dr. Sohmer, a board certified pathologist, trained at Mt. Sinai Hospital in New York and served as Associate Clinical Professor of Pathology at Vanderbilt University. He also served as Director at Transfusion Biology Research Laboratory, City of Hope National Medical Center and as a Major in the Blood Research Division of the United States Army Medical Corps.

     C. Raymond Larkin, Jr. is the President and Chief Executive Officer of Nellcor Puritan Bennett, Inc., a medical device company and a division of Mallinckrodt, Inc. Mr. Larkin has served as a director of the Company since 1996, and was elected by the Company Board of Directors to become non-executive Chairman of the Board effective immediately.

     In addition, the Company Board of Directors increased the size of the Company's Board to eight (8), and appointed Dr. Sohmer as a Class II member of the Board whose term will end at the year 2000 Annual Meeting of Stockholders. Mark Rutenberg, the founder of the Company, was appointed non-executive Vice Chairman of the Board and remains a Class III member of the Board whose term will end at the 1998 Annual Meeting of Stockholders.

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     Neuromedical Systems, Inc. is a healthcare technology company focused on diagnostic screening applications to aid in the early detection of certain cancers. Neuromedical's first product, the PAPNET(R) Testing System, increases the accuracy of cervical screening by displaying potentially abnormal cells for review and analysis by a cytology professional. The Company believes that increasing access to routine screening and adoption of PAPNET(R) testing can reduce the morbidity and mortality associated with cervical cancer. Laboratories, clinicians and patients interested in learning more about PAPNET(R) testing may call Neuromedical Systems toll-free at 1-800-PAPNET4, or may visit the Company on the World Wide Web at www.nsix.com.

SAFE HARBOR STATEMENT
---------------------

     Forward-looking statements discussed in this release are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Except for the historical information contained herein, the matters discussed in this release are forward-looking statements which reflect the Company's current views with respect to future events and financial performance, which include, but are not limited to, statements regarding Company plans and operations, management's assessments and decisions, marketing and promotion strategy, and discussions of product development and performance. The words "believe", "expect", "anticipate", "estimate", "project" and similar expressions identify forward-looking statements, which speak only as of the date hereof. Investors are cautioned that such forward looking statements involve risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated due to many factors, including, but not limited to, the Company's continuing negative cash flow, reliance on a single product, competition, dependence on key personnel, the impact on the Company of its territorial license agreements, dependence on patents and proprietary technology, government regulation of products and advertising, limited marketing and sales history, the impact of third-party reimbursement decisions, litigation and other risks detailed in the Company's Securities and Exchange Commission
filings, including its 1996 Form 10-K and Exhibit 99.1 attached thereto.   The
Company undertakes no obligation to publicly update or revise any forward-looking statements.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized in Suffern, New York on this 5th day of November, 1997.

                                NEUROMEDICAL SYSTEMS, INC.


                                By:   /s/ David Duncan, Jr.
                                      ---------------------
                                     David Duncan, Jr.
                                     Vice President, Finance and Administration
                                        and Chief Financial Officer